UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RS Investment Trust RS Variable Products Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:

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	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

RS INVESTMENT TRUST

RS VARIABLE PRODUCTS TRUST

388 Market Street, Suite 1700

San Francisco, CA 94111

October 25, 2007

Dear Shareholder:

A joint meeting of shareholders (the “Meeting”) of RS Investment Trust and RS Variable Products Trust (each a “Trust” and collectively the “Trusts”) will be held on November 20, 2007, at 9:00 a.m., Pacific Time, at the offices of the Trusts at 388 Market Street, 17th Floor, San Francisco, CA 94111.

At the Meeting, shareholders of each Trust will be asked to elect four Trustees of RS Investment Trust and RS Variable Products Trust – two nominees are currently Trustees of the Trusts and two nominees are currently not Trustees of the Trusts – as described in the attached Notice and Proxy Statement.  If elected, such nominees will serve as Trustees of the Trusts along with the current Trustees of the Trusts who have previously been elected by shareholders and therefore are not standing for re-election.

Although we would like very much to have each shareholder or each owner of a Guardian variable annuity contract or variable life insurance policy attend the Meeting, we realize that this is not possible.  Whether or not you plan to be present at the Meeting, your vote is needed.  For owners of a Guardian variable annuity contract or variable life insurance policy, although The Guardian Insurance & Annuity Company, Inc. (“GIAC”) is the named owner of any shares you own beneficially, GIAC is seeking your instructions on how it should vote these shares on your behalf.  Shareholders and contract owners are asked promptly to complete, sign, and return the enclosed proxy card and/or voting instruction card, as applicable.  A postage-paid envelope is enclosed for this purpose.  If you hold shares in more than one account, you should return a proxy card or voting instruction card, as applicable, for each account.  If you are a shareholder of RS Investment Trust, you can also vote your shares by telephone or via the Internet. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor reminding you to vote your shares or to provide voting instructions.

We look forward to receiving your vote or voting instructions.

Sincerely,

/s/ Terry R. Otton

Terry R. Otton
President, Trustee
RS Investment Trust and
RS Variable Products Trust

RS Investment/WO#18166:  TOUCH-TONE TELEPHONE VOTING SCRIPT

“RS INVESTMENT TRUST”

EXPECTED MAIL DATE:  XX/XX/2007

MEETING DATE:  November 20, 2007

TEST CONTROL NUMBER (s):   166 99999 001 001

TEST SECURITY CODE:   9999 9999

WHEN CONNECTED TO THE TOLL-FREE NUMBER 1-866-241-6192, THE SHAREHOLDER WILL HEAR:

“Welcome! Please enter the 14 digit number located in the shaded box on your proxy card.”

WHEN THE SHAREHOLDER ENTERS THE NUMBER, HE/SHE WILL HEAR:
“To proceed, please enter the 8 digit code located in the non-shaded box on your proxy card.”

WHEN THE SHAREHOLDER ENTERS THE CODE, HE/SHE WILL HEAR:

“This is the automated telephone voting site for the Meeting of Shareholders of the

RS Investment Trust.”

“Proposal 1:                    To vote FOR ALL nominees, press 1.                    To WITHHOLD from all nominees, press 9.

                                                    To WITHHOLD FROM AN INDIVIDUAL nominee press 0.”

IF THE SHAREHOLDER PRESSES 0, TO VOTE FOR ALL EXCEPT AN INDIVIDUAL NOMINEE, HE/SHE WILL HEAR:

“To enter a vote to withhold from an individual nominee, enter the two digit number that appears next to the nominee you do not wish to vote for.”

“Press 0, if you have completed voting on nominees.”

AFTER THE SHAREHOLDER ENTERS THE FIRST NOMINEE NUMBER, HE/SHE HEARS:

“Press 1 to WITHHOLD from another nominee, or press 0 if you have completed voting on the nominees.”

IF THE SHAREHOLDER PRESSES 0 AND HAS NOT ENTERED ANY NOMINEE NUMBERS, HE/SHE WILL HEAR:

“Since no nominee numbers have been entered your vote has been cast to vote FOR ALL NOMINEES.”

WHEN THE SHAREHOLDER HAS COMPLETED VOTING ON THE PROPOSAL, HE/SHE WILL HEAR:

“To hear how you have voted, press 1.”      “To cancel your vote, press 2.”      “To save how you have voted, press 3.”

IF THE SHAREHOLDER PRESSES 1, TO HEAR THE VOTES, HE/SHE WILL HEAR:

“Your vote will be saved automatically should you decide to hang up during vote playback.”

“Your vote has been cast as follows (vote for each proposal(s) and or holding(s) are given).”

“To hear how you have voted, press 1.”      “To cancel your vote, press 2.”      “To save how you have voted, press 3.”

IF THE SHAREHOLDER PRESSES 2, TO CANCEL THE VOTES, HE/SHE WILL HEAR:

“Your vote has been canceled.”      “To enter another vote, press 1 now.”     “To end this call, press 0 now.”

IF THE SHAREHOLDER PRESSES 3, TO SAVE THE VOTES, HE/SHE WILL HEAR:

“Your vote has been saved.”         “To enter another vote, press 1 now.”      “To end this call, press 0 now.”

If the shareholder elects to vote another proxy, he/she is returned to the above speech

“PLEASE ENTER THE NUMBER.”

IF THE SHAREHOLDER ELECTS TO END THE CALL, HE/SHE WILL HEAR:

“Thank you for voting.”

Call is terminated.